                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities

                  Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement        [_] CONFIDENTIAL, FOR USE OF THE
                                           COMMISSION ONLY (AS PERMITTED BY
                                           RULE 14A-6(E)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PSS World Medical, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies:

  ----------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:

  ----------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  ----------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

  ----------------------------------------------------------------------------
  (5) Total fee paid:

  ----------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
  (1) Amount previously paid:

  ----------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement no.:

  ----------------------------------------------------------------------------
  (3) Filing Party:

  ----------------------------------------------------------------------------
  (4) Date Filed:

  ----------------------------------------------------------------------------

[LOGO OF PSS WORLD MEDICAL APPEARS HERE]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON SEPTEMBER 15, 1999

                               ----------------

  The Annual Meeting of Shareholders of PSS World Medical, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on Wednesday, September 15, 1999, at the Company's executive offices located at 4345 Southpoint Boulevard, Jacksonville, Florida 32216 for the following purposes:

    1. To elect three Class III directors for a three-year term;

    2. To consider a proposal to approve the Company's 1999 Long-Term Incentive Plan; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on July 14, 1999, are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

  All shareholders are invited to attend the Annual Meeting. Those shareholders who are unable to attend are respectfully urged to sign and return the enclosed Proxy Card as promptly as possible. Shareholders who sign and return a Proxy Card may nevertheless attend the Annual Meeting, revoke their Proxy, and vote their shares in person.

  Whether or not you expect to be present, please sign, date and return the enclosed Proxy Card in the enclosed pre-addressed envelope as soon as possible. No postage is required if mailed from within the United States.

                                          By Order of the Board of Directors

                                          /s/ David A. Smith

                                          David A. Smith
                                          Chief Financial Officer

Jacksonville, Florida
August 2, 1999

                            PSS WORLD MEDICAL, INC.

                           4345 Southpoint Boulevard
                          Jacksonville, Florida 32216

                                PROXY STATEMENT

                                 INTRODUCTION

  The enclosed Proxy is solicited by the Board of Directors of PSS World Medical, Inc., a Florida corporation ("PSS" or the "Company"), for use at its Annual Meeting of Shareholders scheduled to be held on Wednesday, September 15, 1999 at 9:00 a.m., local time, or at any postponements or adjournments thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's executive offices located at 4345 Southpoint Boulevard, Jacksonville, Florida 32216. The date of the mailing of this Proxy Statement and accompanying Proxy is on or about August 13, 1999.

Procedural Matters

  Shareholders of record at the close of business on July 14, 1999 are entitled to notice of and to vote at the Annual Meeting. At the record date, 70,858,533 shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"), were issued and outstanding and held by approximately 1,779 shareholders of record. Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on July 14, 1999 will constitute a quorum. If the accompanying Proxy Card is properly signed and timely returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

  Unless contrary instructions are given, the persons designated as proxy holders on the accompanying Proxy Card will vote: FOR the Board's nominees, FOR approval of the Company's 1999 Long-Term Incentive Plan and if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters. Each such proxy granted may be revoked by the shareholder(s) at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed Proxy Card bearing a later date or by voting in person at the Annual Meeting. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy. Shareholders have no dissenters' rights of appraisal in connection with any matter being presented at the Annual Meeting.

  Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the proposal to approve the Company's 1999 Long-Term Incentive Plan, and any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

  Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

  A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Board of Directors

  The Board of Directors currently consists of ten directors who are elected in three classes, with three Class I members, three Class II members and four Class III members. Effective as of the date of the Annual Meeting, the size of the Board of Directors will be reduced to nine members. Members of each class hold office for three-year terms; the terms of the classes are staggered so that the term of one class terminates each year. Each member of the Board of Directors holds office for the term for which he or she was elected and until his or her successor shall have been duly elected and qualified, or until the earlier of his or her resignation, removal from office or death.

  Class I Directors. The terms of the Class I directors, T. O'Neal Douglas, Patrick C. Kelly and James L.L. Tullis, expire at the Annual Meeting of Shareholders in 2000, or when their successors have been duly elected and qualified.

  Class II Directors. The terms of the Class II directors, Melvin L. Hecktman, Delores P. Kesler and David A. Smith, expire at the Annual Meeting of Shareholders in 2001, or when their successors have been duly elected and qualified.

  Class III Directors. The terms of the Class III directors, Hugh M. Brown, Thomas G. Hixon, Donna C.E. Williamson and Charles R. Scott expire at the Annual Meeting of Shareholders in 1999, or when their successors have been duly elected and qualified. In connection with the reduction in size of the Board of Directors, the number of Class III directors will be reduced from four to three and Mr. Hixon will not stand for re-election.

Election of Class III Directors

  Messrs. Brown and Scott and Ms. Williamson have been nominated for election at the 1999 Annual Meeting by the Board of Directors to continue as Class III directors and have informed the Company that they will serve if elected. Effective as of the date of the Annual Meeting, the size of the Board of Directors will be reduced to nine members. Thomas G. Hixon, a current Class III director, will not stand for re-election as a director and his term will expire at the Annual Meeting.

  Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The accompanying proxy, unless otherwise specified, will be voted FOR the election of Messrs. Brown and Scott and Ms. Williamson as directors. If any of Messrs. Brown and Scott or Ms. Williamson should become unavailable, which is not now anticipated, the proxy will be voted for the election of such other person as the Board of Directors may select to replace such nominee, unless the Board of Directors instead reduces the number of directors comprising the Board. Each such proxy granted may be revoked by the shareholder at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed Proxy Card bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTOR.

Experience of Directors

                            Nominees for Directors
                                   Class III
                     (whose terms, if elected, will expire
                at the Annual Meeting of Shareholders in 2002)

  Hugh M. Brown has served on the Board of Directors of the Company since March 1998. He serves as the Chairman of the Audit Committee of the Board of Directors. Mr. Brown has served as Chairman of the Board and Chief Executive Officer of BAMSI, Inc., an engineering and technical services company, since he founded the company in 1978. From 1990 to 1997, Mr. Brown served as a director for the Federal Reserve Bank of Atlanta and has served as Chairman since January 1996. He has been a director of SunTrust Bank Florida since January 1998.

  Donna C.E. Williamson has served on the Board of Directors of the Company since March 1998. Since May 1999, Ms. Williamson has been Managing Director for ABN AMRO Private Equity. From October 1996 to May 1999, Ms. Williamson had been an independent consultant. From July 1993 to September 1996, Ms. Williamson served as Senior Vice President for Caremark International, Inc., a provider of healthcare services. From 1983 to 1992, she served as a Corporate Vice President at Baxter International, a medical products and services company. She has served on the boards of: (i) Haemonetics Corporation, a manufacturer of automated systems for collection, processing and surgical salvage of blood, since 1993; (ii) A.G. Edwards, Inc., a financial services company, from 1988 to 1997; and (iii) Gulf South from July 1997 to March 1998.

  Charles R. Scott has served on the Board of Directors of the Company since March 1998. Currently, Mr. Scott is the Chairman and Chief Executive Officer of Leadership Centers, USA d/b/a TEC Florida which provides continuing education for executives of Florida based companies. From February 1991 to December 1996, Mr. Scott was President and Chief Executive Officer of The Actava Group, Inc. (formerly Fuqua Industries, Inc.), an operating holding company. Mr. Scott also served as Chairman and Chief Executive Officer of Intermark, Inc., an operating holding company, from 1970 to 1991.

                        Directors Whose Terms of Office
                  Will Continue After the 1999 Annual Meeting
                                    Class I
                      (terms expire at the Annual Meeting
                           of Shareholders in 2000)

  T. O'Neal Douglas has served on the Board of Directors of the Company since July 1993. He serves as the Chairman of the Company's Nominating and Compensation Committees. Mr. Douglas has been Chairman of American Heritage Life Insurance Co. ("AHL Insurance"), and its holding company American Heritage Life Investment Company ("AHL Investment"), since 1994. He has also served as Chief Executive Officer of AHL Insurance and AHL Investment since 1990, President of AHL Investment from 1990 to 1996 and President of AHL Insurance from 1986 to 1994. In addition, Mr. Douglas has served as a director of Barnett Bank of Jacksonville, N.A from 1986 to 1997 and as a director of NationsBank, N.A. since 1998.

  Patrick C. Kelly, a co-founder of the Company, has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in May 1983 and as President of the Company from May 1983 to August 1995. Prior to founding the Company, from August 1976 to February 1983, Mr. Kelly served as Sales Manager, General Manager and Vice President of Intermedco, Inc., a Houston-based medical supply company.

  James L. L. Tullis has served on the Board of Directors of the Company since 1989. Mr. Tullis serves as the Chairman of the Executive Committee of the Board of Directors. Since September 1987, Mr. Tullis has been a general partner of Tullis-Dickerson Partners, the general partner of Tullis-Dickerson Capital Focus, L.P., a shareholder of the Company. Since 1994, Mr. Tullis has been a general partner of JVP, Inc., the general partner of the partnership which serves as general partner of TD Javelin Capital Fund, L.P. Since 1998, Mr. Tullis has also been a member of Tullis-Dickerson Partners II, L.L.C., the general partner of Tullis-Dickerson Capital Focus II, L.P. and a principal of its affiliated funds, TD Origin Capital Fund, L.P., TD Javelin Capital Fund II, L.P. and Michigan Capital Fund, L.P. The Tullis-Dickerson family of funds are venture capital funds that invest in the healthcare industry, including three funds which are licensed small business investment companies. Mr. Tullis has served as Chief Executive Officer of Tullis-Dickerson & Co., Inc., a venture capital company which acts as a management company for the Tullis-Dickerson family of funds, since July 1990. Mr. Tullis also serves on the boards of Crane Co., a distributor of doors, windows and millwork, as well as numerous private companies.

                                   Class II
                      (terms expire at the Annual Meeting
                           of Shareholders in 2001)

  Melvin L. Hecktman has served on the Board of Directors of the Company since March 1998. From May 1993 through March 1998, Mr. Hecktman served on the Board of Directors of Gulf South Medical Supply, Inc., a distributor of medical supplies to the long-term care industry ("Gulf South"), which was acquired by the Company in March 1998. Since 1993, Mr. Hecktman has served as President of Hecktman Management, an investment management and consulting firm, and as a partner of Commonwealth Capital Partners, a merchant banking group. Mr. Hecktman was associated with United Stationers, Inc., a wholesaler of general business products, as an employee or director for 33 years and served as its Vice Chairman from 1989 through August 1993.

  Delores P. Kesler has served on the Board of Directors of the Company since July 1993. Ms. Kesler has been Chairman and Chief Executive Officer of Adium, Inc., a capital investment company since 1996. Ms. Kesler is also a founder of AccuStaff, Incorporated, a strategic staffing, consulting and outsourcing venture, and served as its Chairman and Chief Executive Officer from 1978 until 1996. Ms. Kesler currently serves on the boards of Thermoview Industries, Inc., Clay County Bank in Orange Park, Florida, St. Luke's/Mayo Foundation and the Horatio Alger Association of Distinguished Americans, Inc.

  David A. Smith has served on the Board of Directors of the Company since July 1993, as Executive Vice President since April 1996 and as Chief Financial Officer since April 1992. Mr. Smith also served as a Vice President of the Company from April 1992 to April 1996. Prior to serving as Vice President and Chief Financial Officer, Mr. Smith served the Company as a Regional Manager, General Manager, Sales Manager and Operations Manager from July 1987 to June 1993. Prior to joining the Company, Mr. Smith worked in public accounting from 1983 to 1987.

Committees of the Board and Board Meetings

  The Board of Directors has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee.

  The Board's Executive Committee, which held 15 meetings in fiscal year 1999 and acted by written consent on ten occasions, is authorized to act with the full authority and in place of the Board at such times as members of the Executive Committee deem necessary and appropriate. Current members of the Executive Committee are Messrs. Douglas, Kelly, Tullis and Hecktman and Ms. Kesler, with Mr. Tullis acting as Chairman. Messrs. Tullis, Douglas, Kelly and Hecktman and Ms. Kesler served on the Executive Committee during the past fiscal year.

  The Board's Audit Committee, which held eleven meetings in fiscal year 1999, reviews the scope and results of the audit conducted by the Company's independent auditors. In addition, it reviews systems of internal controls and accounting policies and procedures. Current members of the Audit Committee are Messrs. Brown, Douglas and Scott and Ms. Kesler, with Mr. Brown acting as Chairman. Messrs. Brown, Hecktman, Scott and Tullis and Ms. Williamson served on the Audit Committee during the past fiscal year.

  The Board's Compensation Committee, which held five meetings in fiscal year 1999, reviews salary levels of management personnel and makes appropriate recommendations to the Board with respect thereto. In addition, it makes recommendations to the Board concerning certain employee benefit plan matters, including the granting of stock options. Current members of the Compensation Committee are Messrs. Douglas and Tullis and Ms. Kesler, with Mr. Douglas serving as Chairman. Messrs. Douglas, Scott and Tullis and Ms. Kesler served on the Compensation Committee during the past fiscal year.

  The Board's Nominating Committee, which held five meetings in fiscal year 1999, recommends candidates for directorship. Current members of the Nominating Committee are Messrs. Douglas and Kelly and Ms. Williamson, with Mr. Douglas serving as Chairman. Messrs. Douglas, Kelly and Hixon served on the Nominating Committee during the past fiscal year.

  During fiscal year 1999, the Board held 13 meetings. Each incumbent director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director; and (2) the total number of meetings held by all committees of the Board on which he or she served during the periods for which he or she served.

Director Compensation; Compensation Committee Interlocks and Insider
Participation

  In fiscal year 1999, directors who were not employees of the Company received an annual retainer of $15,000 and $1,500 for each of the meetings of the Board of Directors which they attended. Members of the Executive Committee, Audit Committee, Compensation Committee and Nominating Committee received additional fees of $750 for each committee meeting attended ($1,200 in the case of committee chairperson), although members of each committee receive no compensation for action taken by written consent without a meeting. Directors who are employees of the Company are not compensated for Board or committee meeting attendance.

  Pursuant to the Company's Amended and Restated Directors' Stock Plan, non-employee directors receive an annual grant of an option to purchase 3,000 shares of Common Stock. The exercise price of options granted under this plan may be no less than the fair market value of the Company's common stock on the date of grant and all options are fully vested at the date of grant. In addition, upon election to the Board of Directors by the shareholders, directors will receive a grant of 3,000 shares of restricted stock. Restrictions on the restricted stock will lapse upon the expiration of the director's term in office.

  Non-employee directors can elect to receive stock options in lieu of their annual director fees and/or their election-year grants of restricted stock under the Amended and Restated Directors' Plan.

                                  MANAGEMENT

Directors and Executive Officers

  The directors and executive officers of the Company are as follows:

             Name                Age                               Position
             ----                ---                               --------
Patrick C. Kelly(1)(4).........  52  Chairman of the Board, Chief Executive Officer and Director

David A. Smith.................  39  Executive Vice President, Chief Financial Officer and Director

John F. Sasen, Sr..............   57 Executive Vice President and Chief Marketing Officer

Frederick E. Dell..............   38 Chief Executive Officer of Physician Sales & Service

James B. Stallings, Jr.........   44 Executive Vice President--Eastern Region of Physician Sales & Service

Kirk A. Zambetti...............   31 Chief Executive Officer of Diagnostic Imaging, Inc.

Kevin P. English...............   30 Chief Financial Officer of Diagnostic Imaging, Inc.

Gary A. Corless................   34 Chief Executive Officer of Gulf South Medical Supply, Inc.

Michael S. Cooper..............   28 Chief Financial Officer of Gulf South Medical Supply, Inc.

Hugh M. Brown(2)...............   64 Director

T. O'Neal Douglas(1)(2)(3)(4)..   63 Director

Melvin L. Hecktman(1)..........   59 Director

Delores P. Kesler(1)(2)(3).....   58 Director

James L.L. Tullis(1)(3)........   52 Director

Donna C.E. Williamson(4).......   47 Director

Charles R. Scott(2)............   71 Director

--------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Member of the Nominating Committee.

  For information pertaining to the experience and background of Patrick C. Kelly, David A. Smith, Hugh M. Brown, T. O'Neal Douglas, Melvin L. Hecktman, Delores P. Kesler, James L.L. Tullis, Donna C.E. Williamson and Charles R. Scott, see "Election of Directors--Experience of Directors."

  John F. Sasen, Sr. has served as Executive Vice President and Chief Marketing Officer of the Company since April 1998. From July 1993 to April 1998, Mr. Sasen served as a Director of the Company, and from August 1995 to April 1998, as President and Chief Operating Officer of the Company. Mr. Sasen served as the Chief Operating Officer of the Company from December 1993 to March 1997 and served as Executive Vice President from August 1993 to August 1995. Prior to joining the Company in 1993, Mr. Sasen was Vice President-- Sales, Marketing and Distributor Relations for a division of Becton Dickinson, & Company ("Becton Dickinson"), a manufacturer of health care products. In that position, Mr. Sasen directed product development and marketing efforts, technical services, product services and customer service. Mr. Sasen was with Becton Dickinson for over 20 years. In addition, Mr. Sasen serves as a director of Humascan, Inc., a manufacturer of a breast thermal detection device. Mr. Sasen is currently Chairman of the Health Industry Distributors Association, a non-profit organization that addresses the needs of the healthcare industry.

  Frederick E. Dell has served as President and Chief Executive Officer of Physician Sales & Service, a division of the Company, since April 1998. Mr. Dell served as Executive Vice President of the Company and as President of Diagnostic Imaging, Inc. ("Diagnostic Imaging"), a wholly-owned subsidiary of the Company, from November 1996 to April 1998. Prior to these positions, Mr. Dell served as Senior Vice President--Southern Region of the Company from April 1996 to November 1996 and served as Vice President--Southern Region from January 1994 to March 1996. Mr. Dell also served as Director of the Company from July 1991 through July 1992. He served as Regional Manager and Vice President of the Company's Western Region from December 1989 to January 1994.

  James B. Stallings, Jr. has served as Executive Vice President--Eastern Region for Physician Sales & Service since April 1998. Mr. Stallings has served as Executive Vice President--Southern Region for the Company from March 1997 to April 1998. Mr. Stallings also served as Executive Vice President-- Sales and Marketing for the Company and WorldMed, the Company's European operations, from May 1996 to March 1997. From July 1997 to April 1998, he was the Company's Executive Vice President and Chief Operating Officer. Prior to such time, from 1988 to 1996, Mr. Stallings held several positions with IBM Corporation, a computer hardware manufacturer and software developer, including Director of Worldwide Sales--AS/400 Division, Director of Business Reengineering and General Manager.

  Kirk A. Zambetti has served as Chief Executive Officer of Diagnostic Imaging since April 1998. Prior to that time, Mr. Zambetti served as Vice President for the Southern Region of Diagnostic Imaging in 1997 and 1998 and as the General Leader in Atlanta for Diagnostic Imaging in 1997. From 1993 to 1997, Mr. Zambetti served the Company as a branch manager and a sales manager.

  Kevin P. English has served as Chief Financial Officer of Diagnostic Imaging since November 1998. Prior to that time, Mr. English served as Vice President & Controller of Diagnostic Imaging from April 1998 and as Controller of Diagnostic Imaging from April 1997 to April 1998. He also served as Operations Leader for PSS Atlanta from October 1996 to March 1997, and Senior Accountant with the PSS Accounting Department from February 1996 to October 1996. Before joining PSS, Mr. English was employed by Deloitte & Touche LLP, Public Accountants as a Senior Audit Accountant for three years.

  Gary A. Corless has served as Chief Executive Officer of Gulf South since July 1999. From April 1998 to July 1999, Mr. Corless served as Senior Vice President--Eastern Region of Diagnostic Imaging. Prior to that position, he served as the Company's Vice President--Southern Region from June 1997 to March 1998. From 1990 to 1996, Mr. Corless held various leadership positions with the Company, and from 1996 to 1998, he served the Company as a regional vice president of sales and operations.

  Michael S. Cooper has served as Chief Financial Officer of Gulf South since May 1998. From March 1998 to May 1998, Mr. Cooper served as Vice President-- Operations for the Western Region of PSS. Prior to that he served as Operations Leader for DI from December 1997 to March 1998 and as SEC Accountant for PSS from January 1996 to December 1997. Prior to joining the Company, Mr. Cooper served as an auditor for Ernst & Young LLP from August 1994.

  Executive officers of the Company are elected annually and serve at the discretion of the Board. There are no family relationships between or among any of the Company's directors or executive officers.

Report on Executive Compensation

  The Compensation Committee is composed of three outside directors of the Board who are not employees or former employees of the Company. The Committee is responsible for the approval and oversight of the compensation program for the Company's officers. In performing these responsibilities, the Committee has utilized the services of an independent compensation consultant from William M. Mercer Incorporated. This report to shareholders addresses the Company's compensation policies for the executive officers and its basis for determining the compensation of the Chief Executive Officer for the past fiscal year.

  The Compensation Committee met five times during the past fiscal year, and it dealt with a number of subjects described in this report. It also should be noted that the committee's membership changed during the year due to changes in the composition of the Board of Directors itself resulting from the acquisition of Gulf South.

  Compensation Strategy. The Compensation Committee reviewed the Company's compensation strategy adopted in 1994 and affirmed its continuing appropriateness. The compensation strategy states that the goals of the executive compensation program are to:

  . enable the Company to attract and retain high quality executives by providing total compensation opportunities and a compensation mix which are at, or above, the relevant employment market levels, but with modest fixed costs and leveraged incentive opportunities; and

  . motivate executives to act in the best interests of shareholders by providing substantial incentive opportunities to be earned through performance on direct and indirect measures of long-term shareholder value creation.

  Targeted compensation levels are stated below and are followed by a more detailed discussion of each of the three compensation elements.

  . the base salary policy reflects median levels for companies of comparable revenue size;

  . annual incentive plan award opportunities are targeted at median levels and associated with aggressive earning growth goals. Actual awards are determined based upon how performance compares to such goals; and

  . long-term incentives earned reflect contributions to shareholder value over a long-term period, both in terms of the absolute growth in value per share of the Common Stock and relative growth compared to a broad sample of companies or a composite index (e.g., Nasdaq National Market).

  Base Salary. In the past, the Committee has reviewed salaries at its March meeting and adjusted them effective at the beginning of each fiscal year. Those adjustments were based upon a review of recommendations made by the CEO, as well as data provided by the Company's independent consultant for compensation matters, and were consistent with the compensation strategy. The Committee would also review and determine the salary for the Chairman and CEO at this same meeting. This practice was followed in March of 1998, and adjustments were made effective with the new fiscal year (April 3, 1998).

  In March 1998, the salary of the CEO was initially raised from $535,000 in fiscal year 1998 to $635,000 in fiscal year 1999. However, in May of 1998, the Chairman and CEO recommended that the salaries of the Company's 38 officers be reduced by over 9% in the aggregate. This recommendation was approved in the spirit of its intention: to reduce costs and to demonstrate to shareholders and other interested parties that the Company's management team was willing to make personal sacrifices in order to help the Company meet and exceed the expectations of others. To that end, Mr. Kelly's salary was reduced by $135,000, effective May 1, 1998. At its March 1999 meeting, the Compensation Committee again reviewed salaries and approved increases which brought many of the officer salaries back to their former levels. This was not the case for all officers, however, and the CEO's current salary remains $135,000 below that which he was receiving in April 1998.

  Annual Incentives. With respect to annual incentive compensation, the Committee reaffirmed the existing incentive amounts for target awards as a percentage of salary (i.e., 60% for the Chief Executive Officer position, 50% for the executive officer positions, and 40% for the other corporate officer positions). For the purposes of funding annual incentives, the profit target was established at the beginning of the 1999 fiscal year based on a business plan reviewed and approved by the Compensation Committee. The Compensation Committee also reserved the right to increase or decrease such incentives by as much as 25% based upon the achievement, or lack thereof, of key strategic milestones, such as number and cost of new site openings, acquisitions and growth revenues.

  While the Chief Executive Officer's annual incentive compensation is based solely upon profit performance results, other corporate staff officers have up to 20% of their incentive opportunity based upon their assessed individual contribution to the Company's success. Incentive amounts listed in the Summary Compensation Table for the five highest compensated officers were paid for results achieved during fiscal year 1999.

  Long-Term Incentives. The Long-Term Stock and Long-Term Incentive Plans were adopted in March of 1994, and continue to be utilized. These compensation plans have the following objectives:

  .  award opportunities are directly linked to shareholder returns;

  .  award opportunities have upside potential;

  .  equity is the cornerstone of the program;

  . performance-based cash incentives are provided to help executives pay taxes and exercise stock options; and

  . the charge to earnings for financial reporting purposes associated with these plans is controlled and to be kept to a reasonably low amount.

  In keeping with the Company's stated compensation strategy calling for substantial long-term incentive opportunities directly associated with creating shareholder value, the Committee reaffirmed the existing target annualized incentive award opportunities as a percent of base salary (i.e., 180% for the Chief Executive Officer, 120% for the executive officer positions, and 90% for the other corporate officer positions).

  The Long-Term Stock Plan is primarily composed of non-qualified stock options granted to a broad group of managers and restricted stock, which can be granted to any employee. As pertains to the granting of stock options to officers, the Committee has adopted a grant guideline under which a set number of shares are annually awarded to officers based on their respective salary and tier responsibility level within the Company.

  The Long-Term Incentive Plan provides contingent cash award opportunities to eligible participants based upon the Company's relative total shareholder return results as compared to all other companies on the Nasdaq National Market. In order to receive any payment, the Company must have at least a 50th percentile rank on a total shareholder return basis over a three-year time period. A target award may be paid at the 60th percentile and a scale has been created whereby a maximum award of three times the target may be earned if the Company's total shareholder return results would place it among the top 10% (90th percentile or above) of all Nasdaq National Market companies.

  The most recently completed performance period under this plan ended on December 31, 1998, and the Company's three year total shareholder return result placed it below the 50th percentile among Nasdaq National Market companies. Accordingly, no payment was made to the eligible participants for the performance period ending on December 31, 1998.

  New grants are made at the beginning of each calendar year and each is based upon a three-year performance period. New contingent grants for the January 1999 through December 2001 performance period were approved by the Committee for executive position holders in accordance with the award guideline adopted in conjunction with the Company's Compensation Strategy.

  Compensation of Chief Executive Officer. In March 1998, the salary of the CEO was initially raised from $535,000 in fiscal year 1998 to 635,000 in fiscal year 1999. However, in May 1998, the CEO's base salary was reduced from $635,000 to $500,000 effective May 1, 1998. This unusual treatment was not only concurred with by the CEO, but was recommended by him stemming from the challenges being faced by the Company in its effort to fulfill its strategic initiatives.

  The annual incentive award of $278,313 for fiscal year 1999 paid to the CEO was determined based upon the annual incentive plan profit targets that the Committee reviewed and approved for fiscal year 1999 at its meeting in March of 1998. In addition, stock options and contingent units were granted to Mr. Kelly under the 1994 Long-Term Incentive Plan. The value of the granted contingent units, if any, will be determined as of December 31, 2001. Because the Company's total shareholder return results did not place it in the upper half of the Nasdaq National Market companies for the three year period ending December 31, 1998, the contingent units Mr. Kelly had received for the period January 1, 1996 through December 31, 1998 expired without any payment.

 Other Considerations:

  1) In 1993, Section 162(m) of the Internal Revenue Code was amended to limit the deductibility of certain nonperformance based compensation expenses in excess of $1.0 million. Section 162(m) generally disallows a tax deduction for compensation over $1.0 million paid to an executive officer named in the Summary Compensation Table, unless such compensation qualifies as performance-based. The Committee is aware that the compensation payable for the 1999 fiscal year will not result in any loss of tax deduction for the Company, since no individual received compensation in excess of $1.0 million. However, the Company has previously qualified its compensation program, and any and all amounts paid under it, as performance-based and therefore fully deductible as compensation expense. It is the intent of the Committee that all future amounts paid under the compensation program will also meet this performance-based standard.

  2) The Committee also adopted various amendments to the 1994 Long-Term Stock Plan and 1994 Long-Term Incentive Plan falling within its administrative responsibilities for these plans. The intent of these amendments was simply to allow the granting of options from either of the aforementioned plans in accordance with the Company's previously approved 1) Elite Program, for non-officers, and 2) Officer Deferral Incentive Program.

  3) Finally, the Committee reviewed the need for an authorization of additional shares for the granting of stock options. In connection with this review, the Committee reviewed the number of shares which had been available under the Company's former plans which had expired without being granted and plans of companies acquired by the Company which were never granted. The Committee used this number of shares in determining the number of shares to be made available for future stock options. Proposal 2, detailed in this proxy statement, is recommended by the Board of Directors and was recommended to it by the Compensation Committee.

Respectfully submitted,

The Compensation Committee
  T. O'Neal Douglas, Chairman
  Charles R. Scott
  Delores P. Kesler
  James L.L. Tullis

Executive Officer Compensation

  The following table presents certain summary information concerning compensation paid or accrued by the Company, for services rendered in all capacities for the three fiscal years ended April 2, 1999, for its Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer.

                          Summary Compensation Table

                                                                 Long Term
                                      Annual Compensation       Compensation
                                    ----------------------- -----------------------
                                                            Securities    Long-Term
                                                            Underlying    Incentive    All Other
Name and Principal Position         Year Salary(1) Bonus(2) Options(3)     Plan(4)  Compensation(5)
---------------------------         ---- --------- -------- ----------    --------- ---------------
Patrick C. Kelly................... 1999 $511,250  $278,313  112,081           --       $11,500
 Chairman of the Board and          1998  535,000   128,400  506,575(6)   $487,500       12,006
 Chief Executive Officer            1997  475,000    76,000   70,000           --        58,001

David A. Smith..................... 1999  304,166   139,157   45,455           --           385
 Executive Vice President and Chief 1998  255,000    45,880   42,015(7)    101,250          870
 Financial Officer                  1997  235,000    28,200    9,045           --           870

Frederick E. Dell ................. 1999  277,082    96,250   39,897           --           385
 Chief Executive Officer of         1998  200,000    48,000   30,076(8)     70,380          689
 Physician Sales & Service          1997  170,000    21,591    4,217           --           504

John F. Sasen, Sr. ................ 1999  254,167   115,964   42,666           --         1,260
 Executive Vice President and Chief 1998  330,000    52,800   55,824(9)    173,250        1,753
 Marketing Officer                  1997  300,000    36,000   13,157           --         1,573

Todd M. LaVelle.................... 1999  206,667    32,800   22,597           --           194
 Chief Executive Officer of Gulf    1998  206,666    32,800   15,427(10)       --           170
 South (as of April 2, 1999)        1997  155,991    34,875    5,556           --           514

--------
 (1)  Total base salary earned during the fiscal years presented.
 (2) Annual incentive award paid for results achieved during the fiscal years presented. Any amounts deferred at the election of the executive are included in the reported amounts.
 (3) Grants of stock options made during the fiscal years presented. These awards were made under the Company's Amended and Restated 1994 Long Term Incentive Plan, Amended and Restated 1994 Long Term Stock Plan and the 1997 Gulf South Medical Supply, Inc. Stock Option Plan.
 (4) Reflects payouts for the second performance period which ended December 31, 1998 under the Company's 1994 Amended and Restated Long-Term Incentive Plan.
 (5) All other compensation which is not included in the aforementioned categories. Amounts shown in this column include the following payments for fiscal year 1999: (i) for Mr. Kelly, $11,500 for total premiums under a key-man life insurance policy; (ii) for Mr. Smith, $385 for imputed income under a split dollar life insurance policy; (iii) for Mr. Dell, $385 for imputed income under a split dollar life insurance policy; (iv) for Mr. Sasen, $1,260 for imputed income under a split dollar life insurance policy; and (v) for Mr. LaVelle, $194 for imputed income under a split dollar life insurance policy.
 (6) Includes 33,333 options granted in fiscal year 1996 and 70,000 options granted in fiscal year 1997 that were repriced in fiscal year 1998.
 (7) Includes 9,045 options granted in fiscal year 1997 that were repriced in fiscal year 1998.
 (8) Includes 4,217 options granted in fiscal year 1997 that were repriced in fiscal year 1998.
 (9) Includes 13,157 options granted in fiscal year 1997 that were repriced in fiscal year 1998.
(10) Includes 5,556 options granted in fiscal year 1997 that were repriced in fiscal year 1998.

                       Option Grants in Fiscal Year 1999

  The following table contains information concerning the grant of stock options made during fiscal year 1999 pursuant to the Company's option plans:

                                        Individual Grants
                         ------------------------------------------------
                                                                          Potential Realized
                                                                               Value at
                                                                           Assumed Actuarial
                                       Percentage                              Rates of
                         Number of  of Total Options                          Stock Price
                         Securities    Granted to                          Appreciation For
                         Underlying    Employees     Exercise               Option Term(3)
                          Options      in Fiscal       Price   Expiration -------------------
Name                     Granted(1)    Year 1999     ($/Sh)(2)    Date       5%       10%
----                     ---------- ---------------- --------- ---------- -------- ----------
Patrick C. Kelly........   81,683         18.1%       $13.00    5/19/08   $667,810 $1,692,362
                           23,540          5.2         13.00    5/18/08    192,454    487,717
                            6,858          1.5         19.24    7/30/08     82,981    210,291
David A. Smith..........   32,673          7.3         13.00    5/18/08    267,122    676,941
                            8,718          1.9         13.00    5/18/08     71,275    180,625
                            4,064          0.9         19.24    7/30/08     49,174    124,617
Frederick E. Dell.......   29,950          6.6         13.00    5/18/08    244,860    620,524
                            4,359          1.0         13.00    5/19/08     35,638     90,313
                            5,588          1.2         19.24    7/30/08     67,614    171,348
John F. Sasen, Sr.......   27,228          6.0         13.00    5/18/08    222,606    564,127
                            8,718          1.9         13.00    5/18/08     71,275    180,625
                            6,720          1.5         19.24    7/30/08     81,312    206,059
Todd M. LaVelle.........   16,745          3.7         13.00    5/18/08    136,901    346,934
                            3,487          0.8         13.00    5/18/08     28,508     72,246
                            2,365          0.5         19.24    7/30/08     28,616     72,519

--------
(1) The options granted in fiscal year 1999 at an exercise price of $13.00 per share to Messrs. Kelly, Smith, Dell, Sasen and LaVelle are exercisable immediately and expire ten years from the date of grant.
(2) In fiscal year 1999, the named executive officers were granted options to acquire an aggregate of 262,696 shares of Common Stock, at an exercise price of fair market value as of the date of grant.
(3) The dollar amount under the columns assumes that the market price of the Common Stock from the date of the option grant appreciates at cumulative annual rates of 5% and 10%, respectively, over the term of each option granted in fiscal year 1999. The assumed rates of 5% and 10% were established by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price or value of the Common Stock.

               Option Exercises and Holding as of April 2, 1999

  The following table sets forth information regarding stock options exercised in fiscal year 1999 by each of the named executive officers and the value of the unexercised options held by these individuals as of April 2, 1999, based on the market value of the Common Stock on that date:

                Aggregated Option Exercises in Fiscal Year 1999
                     and Option Values as of April 2, 1999

                                                Number of Securities      Value of Unexercised
                                                Underlying Options at    In-the-Money Options at
                           Shares                   April 2, 1999           April 2, 1999(1)
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Patrick C. Kelly........      --         --     762,029       6,858      $275,906        --
David A. Smith..........      --         --     114,657       4,064           --         --
Frederick E. Dell.......   15,000    125,940     85,469       5,588           --         --
John F. Sasen, Jr.......      --         --     146,052       6,720           --         --
Todd M. LaVelle.........      --         --      44,659       5,556           --         --

--------
(1) Based upon the closing price of $8.96875 of the Common Stock on the Nasdaq National Market on April 1, 1999 (the Nasdaq National Market was closed on April 2, 1999).

             Long-Term Incentive Plans--Awards in Last Fiscal Year

                                                      Estimated Future Payouts Under
                                                                Non-Stock
                          Number of                          Price-Based Plan
                         Performance  Period Until   ---------------------------------
Name                       Units(1)      Payout      Threshold(2) Target(3) Maximum(4)
----                     ----------- --------------- -----------  --------- ----------
Patrick C. Kelly........     300     1/1/99-12/31/01  $150,000    $300,000   $900,000
David A. Smith..........     120     1/1/99-12/31/01    60,000     120,000    360,000
Frederick E. Dell.......     110     1/1/99-12/31/01    55,000     110,000    330,000
John F. Sasen, Sr.......     100     1/1/99-12/31/01    50,000     100,000    300,000
Todd M. LaVelle.........      62     1/1/99-12/31/01    30,750      61,500    184,500

--------
(1) Under the Company's 1994 Long Term Incentive Plan, officers of the Company may be awarded a certain number of Performance Units each year equal to a percentage of the officer's salary. Each Performance Unit granted has a target value of $1,000 assuming the Company's total shareholder return result is in the 60th percentile of peer group companies. The actual value of each Performance Unit depends on the Company's performance over a period of three fiscal years, beginning on the effective date of the award.
(2) The threshold amounts shown are based upon the Company achieving a total shareholder return result in the 50th percentile of peer group companies, at which point each Unit granted will have a value of $500.
(3) The target amounts shown are based upon the Company achieving a total shareholder return result in the 60th percentile of peer group companies, at which point each Unit granted will have a value of $1,000.
(4) The maximum amounts shown are based upon the Company achieving a total shareholder return result in the 90th percentile or greater of peer group companies, at which point each Unit granted will have a value of three times the target value, or $3,000.

Performance Graph

  The following performance graph compares the performance of the Common Stock to the Nasdaq National Market Composite index and a line-of-business index of selected peer companies assuming $100 was invested and all dividends, if any, were reinvested. The graph covers the period from May 5, 1994, the date of the Company's initial public offering, to the Company's fiscal year ended on April 2, 1999. The Company did not pay dividends during the period covered by this graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                    Comparison of Cumulative Total Returns

                            PSS World Medical, Inc.
                             [GRAPH APPEARS HERE]

 Measurement
    Period
 (Fiscal Year  Measurement PT-    FYE       FYE      FYE       FYE      FYE
   Covered)       5/5/1994     3/30/1995 3/29/1996 3/28/1997 4/3/1998 4/2/1999
-------------- --------------- --------- --------- --------- -------- --------
PSS WORLD
  MEDICAL, INC.      $100         $231      $535      $281      $488     $194
NEW PEER GROUP       $100         $117      $157      $181      $272     $295
OLD PEER GROUP       $100         $117      $158      $181      $272     $297
NASDAQ STOCK
  MARKET (U.S.)      $100         $112      $152      $171      $258     $348

                  *$100 INVESTED ON 5/5/94 IN STOCK OR INDEX-
                     INCLUDING REINVESTMENT OF DIVIDENDS.
--------
(1) The New Peer Group is comprised of AmeriSource Health Corp., Baxter International Inc., Bergen Brunswig Corp., Bindley Western Industries Inc., Cardinal Health, Inc., Graham-Field Health Products Inc., Henry Schein, Inc., McKesson HBOC, Inc., Moore Medical Corporation, Owens and Minor, Inc. and Patterson Dental Company.
(2) The Old Peer group was comprised of the same members as the New Peer Group listed in footnote 1 above, except the Old Peer Group excluded Bindley-Western Industries Inc. and Graham-Field Health Products Inc.

Employment Agreements

  The Company has entered into employment agreements with each of its named executive officers, which include the terms described below:

  Term. Mr. Kelly's employment agreement is an initial period of five years expiring March 3, 2003, and can be renewed for a five-year period ending March 3, 2008. The other executive officers' employment agreements are for terms of three years and are automatically renewable for additional three-year terms.

  Covenants not to compete. Each executive officer has agreed not to compete with the Company until the earlier of (a) 18 months following the termination of the executive officer's employment or (b) the occurrence of a change of control (as hereinafter defined).

  Termination. Each employment agreement includes several provisions requiring the Company to make certain payments upon the occurrence of certain events.

  Following Mr. Kelly's termination by the Company for any reason except for good cause or if Mr. Kelly resigns from the Company for good cause, the Company is required to pay Mr. Kelly an amount equal to two times Mr. Kelly's base salary and to provide Mr. Kelly with insurance coverage for two years following such termination or resignation. Mr. Kelly is also entitled to reimbursement of up to $150,000 over a two-year period for office, secretarial and related expenses. The Company is required to pay other executive officers an amount equal to one year's base salary and provide insurance coverage for one year following such termination or resignation.

  Upon a change in control of the Company, if the Company then terminates Mr. Kelly's employment or if Mr. Kelly resigns, the Company is required to pay Mr. Kelly an amount equal to four times Mr. Kelly's base salary and provide Mr. Kelly with insurance coverage for a period of four years following such termination or resignation. In addition, upon a change of control of the Company, Mr. Kelly is entitled to reimbursement of up to $300,000 over a three-year period for office, secretarial and related expenses. Upon a change of control of the Company, if the Company terminates another executive officer's employment or if the executive officer resigns, the Company is required to pay the executive officer an amount equal to two times the executive officer's base salary and provide insurance coverage for a period of two years following such termination or resignation. A change in control of the Company is generally defined as (i) the acquisition of a voting majority of the issued and outstanding capital stock of the Company by an outside entity; (ii) a change in the composition of the majority of the Board of Directors where a majority of the directors of the incumbent board has not approved their election or nomination for election; or (iii) the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

  If the Company terminates Mr. Kelly for cause, or if Mr. Kelly resigns from the Company without good reason, Mr. Kelly is entitled to receive his salary and full insurance coverage for a period of six months. The other executive officers have similar rights for a period of 30 days.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal year 1998, the Company loaned Mr. Kelly, its Chairman of the Board and Chief Executive Officer, $3,000,000 to consolidate debt incurred in relation to certain real estate activities, as well as to provide the cash needed to pay off personal debt. During fiscal year 1999, the principal amount of the loan increased approximately $585,000. The loan is unsecured, bears interest at the applicable federal rate for long-term obligations (5.74% at April 2, 1999), and is due September 2007. The remaining principal amount outstanding as of April 2, 1999 was approximately $2,736,000.

                   BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

  The following table reflects the number of shares of Common Stock beneficially owned as of April 2, 1999, by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director, and (iv) all of the Company's executive officers and directors as a group. Unless otherwise noted, the address of the following beneficial owners is 4345 Southpoint Boulevard, Jacksonville, Florida 32216. Also unless otherwise noted, all shares are owned directly with sole voting and dispositive powers.

                                                          Number of Percent of
                          Name                             Shares    Total(1)
                          ----                            --------- ----------
J. & W. Seligman & Co. Incorporated(2)................... 4,767,100    6.7%
The Kaufman Fund, Inc.(3)................................ 3,915,000    5.5%
Patrick C. Kelly(4)...................................... 1,843,095    2.6%
Thomas G. Hixon(4)....................................... 3,105,123    4.4%
David A. Smith(4)........................................   347,396      *
John F. Sasen(4).........................................   233,390      *
Frederick E. Dell(4).....................................   254,774      *
Gary A. Corless(4).......................................    27,930      *
Hugh M. Brown(4).........................................    18,425      *
T. O'Neal Douglas(4).....................................    64,595      *
Melvin L. Hecktman(4)....................................    44,778      *
Delores P. Kesler(4).....................................    67,465      *
James L.L. Tullis(4)(5)..................................   240,182      *
Donna C. E. Williamson(4)................................    27,504      *
Charles R. Scott(4)......................................    23,079      *
All Executive Officers and Directors as a group (17
 persons)(4)............................................. 6,402,450    9.0%

--------
*  Less than 1%
(1) Based upon 70,858,533 shares of Common Stock outstanding as of July 14,
    1999.
(2) The address for J. & W. Seligman & Co. Incorporated is 100 Park Avenue, New York, New York 10017. All information regarding the foregoing shareholder was obtained solely from the Schedule 13G filed jointly by J. & W. Seligman & Co. Incorporated and William C. Morris on February 9, 1999. William C. Morris, as the owner of a majority of the outstanding voting securities of J. & W. Seligman & Co. Incorporated, may be deemed to beneficially own the shares reported by J. & W. Seligman & Co. Incorporated.
(3) The address for The Kaufmann Fund, Inc. is 140 E. 45th Street, 43rd Floor, New York, New York 10017. All information regarding the foregoing shareholder was obtained solely from Schedule 13G/A filed by The Kaufmann Fund, Inc. on January 29, 1998.
(4) Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within 60 days of April 2, 1999 as follows: Mr. Kelly, 762,029 shares; Mr. Hixon, 262,063 shares; Mr. Smith, 114,657 shares; Mr. Sasen, 146,052 shares; Mr. Dell, 85,469 shares; Mr. Corless, 16,405 shares; Mr. Brown, 18,425 shares; Mr. Douglas, 49,095 shares; Mr. Hecktman, 29,028 shares; Ms. Kesler, 38,265 shares; Mr. Tullis, 43,446 shares; Ms. Williamson, 24,204 shares; Mr. Scott, 18,079 shares; and executive officers and directors as a group, 1,699,090 shares. Also included in such beneficial ownership are shares held for the account of certain individuals by the ESOP as follows: Mr. Kelly, 76,791 shares; Mr. Smith, 25,159 shares; Mr. Sasen, 17,726 shares; Mr. Dell, 95,954 shares; Mr. Corless 5,954 shares; and all executive officers and directors as a group, 229,665 shares. In addition, shares held in the Company's 401(k) Plan are included in such beneficial ownership as follows: Mr. Kelly, 1,633 shares; Mr. Smith, 1,951 shares; Mr. Sasen, 2,112 shares; Mr. Dell, 2,350 shares; Mr. Corless 21 shares; and all executive officers and directors as a group, 11,901 shares.
(5) Includes 127,881 shares owned by Tullis-Dickerson Capital Focus, L.P. and 11,020 shares owned by Tullis-Dickerson Partners. Mr. Tullis is the general partner of Tullis-Dickerson Partners, the sole general partner of Tullis-Dickerson Capital Focus, L.P. Also includes 6,000 shares owned by Mr. Tullis's wife, Linda A. Tullis.

                          PROPOSAL 2: APPROVAL OF THE
                         1999 LONG-TERM INCENTIVE PLAN

Introduction

  On June 21, 1999, the Board of Directors adopted the PSS World Medical, Inc. 1999 Long-Term Incentive Plan (the "LTIP"), subject to approval of the LTIP by the shareholders. The Company has reserved for issuance upon the grant or exercise of awards pursuant to the LTIP 2,270,000 shares of the authorized by unissued shares of Common Stock. The number of shares reserved under the LTIP was determined by adding the number of shares which had been available under the Company's former plans which had expired without being granted and plans of companies acquired by the Company which were never granted. Therefore, the Company selected the number of shares to be made available under the LTIP solely based upon the number of shares which the Company was previously entitled to grant, but which were never granted. The LTIP will be effective upon approval thereof by the shareholders.

  THE FOLLOWING IS A SUMMARY OF THE PRINCIPAL FEATURES OF THE LTIP, BUT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE LTIP SET FORTH AS EXHIBIT 1 TO THIS PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ THE ACTUAL TEXT OF THE LTIP.

General

  The purpose of the LTIP is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers and directors to those of the shareholders, and by providing such employees, officers and directors with an incentive for outstanding performance. As of July 1, 1999, there were approximately 5,143 persons eligible to participate in the LTIP.

  The LTIP authorizes the granting of awards to employees, officers and directors of the Company or its subsidiaries in the following forms: (i) options to purchase shares of Common Stock, as the case may be, which may be incentive stock options or nonqualified stock options, (ii) stock appreciation rights ("SARs"); (iii) performance units; (iv) restricted stock; (v) dividend equivalents; (vi) other stock-based awards; or (vii) any other right or interest relating to Common Stock or cash.

  The Company maintains the Physician Sales & Service, Inc. Amended and Restated 1994 Long Term Stock Plan, for awards of options and restricted stock to employees, and the Amended and Restated 1994 Long Term Incentive Plan of Physician Sales & Service, Inc., for awards of options, restricted stock and other stock-based incentive awards to officers of the Company (collectively, the "Existing Option Plans"). As of July 1, 1999, all shares available for grants of awards under the Existing Option Plans had been depleted. In order to meet the need for scheduled grants to employees on about April 1, 1999, the Board of Directors adopted on March 30, 1999 the PSS World Medical, Inc. 1999 Broad-Based Employee Stock Plan (the "Broad-Based Plan"), which permits the grant of up to 500,000 shares in the form of stock options or restricted stock to non-executive officer employees of the Company. On March 30, 1999, 388,560 stock options were granted to employees of the Company in keeping with the Company's regular program of grants of employee options, and 113,420 stock options were granted to sales employees who earned such awards under the ELITe deferred compensation and stock option program. All such 1999 awards were made under the Broad-Based Plan. The Broad-Based Plan is not being submitted to the shareholders for approval, since it does not permit the grant of incentive stock options and is not available for grants to officers or directors of the Company. The Company will not reprice any options granted under the Existing Option Plans or the Broad-Based Plan without shareholder approval.

  In March 1998, the Company completed its acquisition of Gulf South Medical Supply, Inc. ("Gulf South"). Prior to the merger, Gulf South maintained two shareholders-approved stock options plans for the grant of options and other stock-based incentive awards to its employees. Pursuant to the Gulf South merger, the Company assumed outstanding awards under the Gulf South option plans, but did not acquire the ability to make additional grants under such plans, which have now expired. The Company will not reprice any options assumed under the Gulf South option plans without shareholder approval. There were the equivalent of approximately 1,092,000 shares of Company Common Stock (based on the merger conversion ratio) available for grant but never granted under the expired Gulf South plans. Similarly, the Company's 1986 Stock Option Plan (the "1986 Plan") expired in 1996 with approximately 1,180,000 shares remaining available for grant but never granted. Since the Company's ability to make incentive awards under all existing plans (including the Broad-Based Plan) is now all but depleted, the Company is seeking shareholder approval of a new long-term incentive plan (the
LTIP) that will be available for future grants of incentive awards to employees, officers and directors of the Company and its subsidiaries, for the purposes described herein. The number of shares of Common Stock proposed for authorization under the LTIP (2,270,000 shares) is based on the number of shares formerly available for grant (but never granted) under the now-expired Gulf South Plans and 1986 Plan.

  The 2,270,000 shares authorized to be issued under the LTIP represent approximately 3.2% of the 70,858,533 shares of Common Stock outstanding on the record date. Such 2,270,000 LTIP shares, together with total shares subject to outstanding options and shares available for future grant under other plans of the Company, represent approximately 10.9% of the weighted average fully-diluted shares of Common Stock outstanding as of June 30, 1999.

  Pursuant to Section 162(m) of the Code, the Company may not deduct compensation in excess of $1 million paid to the President and the four next most highly compensated executive officers of the Company. The LTIP is designed to comply with Code Section 162(m) so that the grant of options and SARs under the LTIP, and other awards, such as performance units, that are conditioned on the performance goals described in Section 13.13 of the LTIP, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company. The Board has approved the LTIP for submission to the shareholders at the annual meeting in order to permit the grant of awards thereunder that will constitute deductible performance-based compensation for purposes of Code Section 162(m).

Administration

  The LTIP will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), or at the discretion of the Board from time to time, by the Board. The Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the LTIP; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the LTIP. During any time that the Board is acting as administrator of the LTIP, it shall have all the powers of the Committee thereunder.

Award Limitations

  No more than 33% of the 2,270,000 shares of Common Stock authorized to the issued under the LTIP may be granted as awards of performance-based restricted stock or other restricted or unrestricted stock awards. The maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the LTIP to any one participant is 200,000. The maximum fair market value of any awards (other than options and SARs) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the LTIP is $3,000,000, but such amount is substantially greater than any individual such award the Company has granted in the past or anticipates granting under the LTIP.

Awards

  Stock Options. The Committee is authorized to grant options, which may be incentive stock options or nonqualified stock options, to participants. All options will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Committee; provided, however, that the exercise price of an option shall not be less than the fair market value of the underlying Common Stock as of the date of the grant. The terms of any incentive stock option must meet the requirements of Section 422 of the Code, including shareholders approval requirements.

  Stock Appreciation Rights. The Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of: the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant. All awards of SARs will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Committee at the time of grant.

  Performance Units. The Committee may grant performance units to participants on such terms and conditions as may be selected by the Committee. The Committee will have the complete discretion to determine the number of performance units granted to each participant and to set performance goals and other terms or conditions to payment of the performance units in its discretion which, depending on the extent to which they are met, will determine the number and value of performance units that will be paid to the participant.

  Restricted Stock Awards. The Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

  Dividend Equivalents. The Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an option award or SAR award, as determined by the Committee. The Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

  Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Committee to be consistent with the purposes of the LTIP, including without limitation shares Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified parents or subsidiaries of the Company. The Committee will determine the terms and conditions of any such awards.

  Performance Goals. The Committee may determine that any award will be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's stock price, (c) the Company's total shareholders return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee may reduce (but not increase) the award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

  Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

  Acceleration Upon Certain Events. Upon the participant's death, disability or retirement, all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or SARs will thereafter continue or lapse in accordance with the other provisions of the LTIP and the award agreement. In the event of a Change in Control of the Company (as defined in the LTIP), all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse; provided, however, that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of pooling of interests accounting treatment for a Change in Control transaction that would otherwise qualify for such accounting treatment and is contingent upon qualifying for such accounting treatment. Regardless of whether an event described above shall have occurred, the Committee may in its sole discretion declare all outstanding options, SARs, and other awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding awards to lapse, in each case as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among participants or among awards in exercising such discretion.

Termination and Amendment, Repricing of Options Prohibited

  The Board of Directors or the Committee may, at any time and from time to time, terminate, amend or modify the LTIP without shareholder approval; provided, however, that the Committee may condition any amendment on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

  No termination, amendment, or modification of the LTIP may adversely affect any award previously granted under the LTIP, without the written consent of the participant. Notwithstanding the above, the original term of any option may not be extended and, except as provided in the anti-dilution provisions of the LTIP, the exercise price of any option may not be reduced. Consequently, repricing of options is not permitted under the LTIP.

Certain Federal Income Tax Effects

  The following is a brief general description of the consequences under the Code and current federal income tax regulations of the receipt or exercise of awards under the Plan.

  Nonqualified stock options. There will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

  Incentive Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option or the exercise thereof by the participant, except that upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Code Section 162(m) limitations).

  SARs. A participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).

  Performance Units. A participant receiving performance units will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance units, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code
Section 162(m) limitations)

  Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock and the Company will be entitled to a corresponding tax deduction at that time (subject to Code Section 162(m) limitations).

Benefits to Named Executive Officers and Others

  As of April 1, 1999, certain officers of the Company became entitled to receive options to acquire Common Stock under the Physician Sales & Service, Inc. Amended and Restated 1994 Long Term Stock Plan, pursuant to the Company's Officer Stock Option Grant Program. The number of options earned is based upon the amount of compensation deferred by such officers under the Company's Officer Deferred Compensation Plan for fiscal year 2000. However, as there were no shares available for grants of options at April 1, 1999, the Committee intends to grant such options under the LTIP if and when it is approved by the shareholders. The chart below shows the awards that are currently planned to be granted under the LTIP if it is approved. Any other future awards under the LTIP will be made at the discretion of the Compensation Committee or the Board, as the case may be. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the LTIP in the future.

                         Planned Awards Under the LTIP

                                          Dollar      Number of Shares of
Name and Position                         Value  Securities Underlying Options
-----------------                         ------ -----------------------------
Patrick C. Kelly.........................  (1)              24,771(2)
 Chairman of the Board and
 Chief Executive Officer

John F. Sasen, Sr........................  (1)              11,636(2)
 Executive Vice President and
 Chief Marketing Officer

David A. Smith ..........................  (1)              13,762(2)
 Executive Vice President and
 Chief Financial Officer

Frederick E. Dell........................  (1)               9,634(2)
 Chief Executive Officer of
 Physician Sales & Service

Todd M. LaVelle..........................  (1)               5,408(2)
 Chief Executive Officer of
 Gulf South (as of April 2, 1999)

All Executive Officers as a Group
 (including
 the executive officers named above).....  (1)              77,047(2)

Donna C.E. Williamson....................  --                  --
 Director Nominee

Charles R. Scott.........................  --                  --
 Director Nominee

Hugh M. Brown............................  --                  --
 Director Nominee

All Non-Executive Directors as a Group
 (including the above)...................  --                  --

All Non-Executive Employees, as a Group
 ........................................  (1)              41,162(2)

--------
(1) On a per share basis, the dollar value of the options will be equal to the excess of the fair market value of the Common Stock on the date of exercise of the option over the exercise price of the option. The closing price of the Common Stock was $10.375 per share on July 28, 1999 and the exercise price of each option is expected to be the greater of the fair market value on the date of grant or $10.66 per share.
(2) The options will expire ten years from the date of grant. The options will become exercisable as to 20% of the shares covered thereby on each of the 4th, 5th, 6th, 7th and 8th anniversaries of the date that the optionee first made a deferral of compensation under the Officers Deferred Compensation Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the fiscal year ending March 31, 2000. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

                             SHAREHOLDER PROPOSALS

  Shareholders who wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting should deliver a written copy of their proposal to the Company no later than April 4, 2000. Proposals should be directed to the Chief Financial Officer, PSS World Medical, Inc., 4345 Southpoint Boulevard, Jacksonville, Florida 32216.

                                 OTHER MATTERS

Expenses of Solicitation

  The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers or other employees of the Company, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of the nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Company.

  Based solely on a review of the reports provided to the Company by the above referenced persons, the Company believes that as of the date of this Proxy Statement, all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with.

Miscellaneous

  Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in their sole discretion on such matters.

                                                                      EXHIBIT 1

                            PSS WORLD MEDICAL, INC.
                         1999 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1
                                    PURPOSE

1.1 General

  The purpose of the PSS World Medical, Inc. 1999 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of PSS World Medical, Inc. (the "Company"), by linking the personal interests of its employees, officers and directors to those of the Company's shareholders and by providing its employees, officers and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.

                                   ARTICLE 2
                                EFFECTIVE DATE

2.1 Effective Date

  The Plan shall be effective as of the date upon which it shall be approved by the shareholders of the Company (the "Effective Date").

                                   ARTICLE 3
                                  DEFINITIONS

3.1 Definitions

  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

  (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

  (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

  (c)  "Board" means the Board of Directors of the Company.

  (d) "Change in Control" means and includes each of the following:

      (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
    (i), the following acquisitions shall not constitute a Change of
    Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this definition; or

      (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

      (iii) Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
    (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (f) "Committee" means the committee of the Board described in Article 4.

  (g) "Company" means PSS World Medical, Inc., a Florida corporation.

  (h) "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

  (i) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

  (j) "Dividend Equivalent" means a right granted to a Participant under
  Article 11.

  (k) "Effective Date" has the meaning assigned such term in Section 2.1.

  (l) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing price of the shares of Common Stock on such date on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

  (m) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

  (n) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

  (o) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

  (p) "Other Stock-Based Award" means a right, granted to a Participant under
  Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

  (q) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

  (r) "Participant" means a person who, as an employee, officer or director of the Company or any Parent or Subsidiary, has been granted an Award under the Plan.

  (s) "Performance Unit" means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

  (t) "Plan" means the PSS World Medical, Inc. 1999 Long-Term Incentive Plan, as amended from time to time.

  (u) "Restricted Stock Award" means Stock granted to a Participant under
  Article 10 that is subject to certain restrictions and to risk of forfeiture.

  (v) "Retirement" means a Participant's termination of employment with the Company, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

  (w) "Stock" means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to
  Article 14.

  (x) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

  (y) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. For Incentive Stock Options, the term shall have the meaning set forth in Code Section 424(f).

  (z) "1933 Act" means the Securities Act of 1933, as amended from time to time.

  (aa) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 4
                                ADMINISTRATION

4.1 Committee

  The Plan shall be administered by a committee (the "Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

4.2 Action by the Committee

  For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 Authority of Committee

  The Committee has the exclusive power, authority and discretion to:

  (a) Designate Participants;

  (b) Determine the type or types of Awards to be granted to each Participant;

  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

  (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

  (e) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

  (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

  (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

  (h) Decide all other matters that must be determined in connection with an Award;

  (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

  (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

  (k) Amend the Plan or any Award Agreement as provided herein.

4.4 Decisions Binding

  The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5
                          SHARES SUBJECT TO THE PLAN

5.1 Number of Shares

  Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 2,270,000, of which not more than 33% may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

5.2 Lapsed Awards

  To the extent that an Award is canceled, terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

5.3 Stock Distributed

  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 Limitation on Awards

  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 200,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $3,000,000.

                                   ARTICLE 6
                                  ELIGIBILITY

6.1 General

  Awards may be granted only to individuals who are employees, officers, directors of the Company or a Parent or Subsidiary.

                                   ARTICLE 7
                                 STOCK OPTIONS

7.1 General

  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

7.2 Incentive Stock Options

  The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

    (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

    (b) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

    (c) Lapse of Option. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

      (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

      (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

      (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Company for cause (as determined by the Company) or by the Participant without the consent of the Company, the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

      (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

      (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 13.6.

  Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

    (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

    (e) Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

    (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

    (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

  (h) Directors. The Committee may not grant an Incentive Stock Option to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8
                           STOCK APPRECIATION RIGHTS

8.1 Grant of SARs

  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

    (a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

      (1) The Fair Market Value of one share of Stock on the date of exercise; over

      (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to an Incentive Stock Option.

    (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9
                               PERFORMANCE UNITS

9.1 Grant of Performance Units

  The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant. All Awards of Performance Units shall be evidenced by an Award Agreement.

9.2 Right to Payment

  A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant.

9.3 Other Terms

  Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                  ARTICLE 10
                            RESTRICTED STOCK AWARDS

10.1 Grant of Restricted Stock

  The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

10.2 Issuance and Restrictions

  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3 Forfeiture

  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 Certificates for Restricted Stock

  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                  ARTICLE 11
                             DIVIDEND EQUIVALENTS

11.1 Grant of Dividend Equivalents

  The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                  ARTICLE 12
                           OTHER STOCK-BASED AWARDS

12.1 Grant of Other Stock-based Awards

  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                  ARTICLE 13
                        PROVISIONS APPLICABLE TO AWARDS

13.1 Stand-Alone, Tandem, and Substitute Awards

  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

13.2 Exchange Provisions

  The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

13.3 Term of Award

  The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

13.4 Form of Payment for Awards

   Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.5 Limits on Transfer

  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability
(i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code
Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.6 Beneficiaries

  Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.7 Stock Certificates

  All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

13.8 Acceleration Upon Death or Disability or Retirement

  Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment or service as a director, or upon the Participant's Retirement, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.9 Acceleration Upon a Change in Control

  Except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.10 Acceleration Upon Certain Events Not Constituting a Change in Control

  In the event of the occurrence of any circumstance, transaction or event not constituting a Change in Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.11 Acceleration for Any Other Reason

  Regardless of whether an event has occurred as described in Section 13.8,
13.9 or 13.10 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.11.

13.12 Effect of Acceleration

  If an Award is accelerated under Section 13,8, 13.9 or 13.10, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock,
(iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

13.13 Performance Goals

  The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company's stock price, (c) the Company's total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, net income or earnings per share, or (e) any combination of the goals set forth in (a) through (d) above. If an Award is made on such basis, the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder). Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

13.14 Termination of Employment

  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary.

                                  ARTICLE 14
                         CHANGES IN CAPITAL STRUCTURE

14.1 General

  In the event a stock dividend is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, combination of shares, merger or consolidation, the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award, or, subject to Section 15.2, there shall be made such other equitable adjustment as the Committee shall approve.

                                  ARTICLE 15
                    AMENDMENT, MODIFICATION AND TERMINATION

15.1 Amendment, Modification and Termination

  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

15.2 Awards Previously Granted

  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination; and provided further that the original term of any Option may not be extended and, except as otherwise provided in the anti-dilution provision of the Plan, the exercise price of any Option may not be reduced. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                  ARTICLE 16
                              GENERAL PROVISIONS

16.1 No Rights to Awards

  No Participant or any eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.

16.2 No Stockholder Rights

  No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

16.3 Withholding

  The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes

(including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (any not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

16.4 No Right to Continued Service

  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant's employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Parent or Subsidiary.

16.5 Unfunded Status of Awards

  The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.

16.6 Indemnification

  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 Relationship to Other Benefits

   No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.

16.8 Expenses

  The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.

16.9 Titles and Headings

  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10 Gender and Number

  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.11 Fractional Shares

  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

16.12 Government and Other Regulations

  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 Governing Law

  To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Florida.

16.14 Additional Provisions

  Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

  The foregoing is hereby acknowledged as being the PSS World Medical, Inc. 1999 Long-Term Incentive Plan as adopted by the Board of Directors of the Company on June 21, 1999.

                                          PSS World Medical, Inc.

                                          By:
                                             ----------------------------------

                                          Its:
                                             ----------------------------------

                            PSS WORLD MEDICAL, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Patrick C. Kelly and David A. Smith as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of PSS World Medical, Inc. (the "Company") held of record by the undersigned on July 14, 1999, at the Annual Meeting of Shareholders to be held on September 15, 1999.

1. ELECTION OF DIRECTORS:

   [ ] FOR all nominees listed below          [ ] WITHHOLD AUTHORITY to vote
       (except as marked to                       for all nominees listed below
        the contrary below)

(INSTRUCTION To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

________________________________________________________________________________
            Hugh M. Brown, Donna C. E. Williamson, Charles R. Scott

2. PROPOSAL TO approve the Company's 1999 Long-Term Incentive Plan, as set forth in Exhibit 1 to the Proxy Statement.

                [ ] FOR          [ ] AGAINST       [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                [ ] FOR          [ ] AGAINST       [ ] ABSTAIN


            (Continued and to be dated and signed on reverse side)



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSAL AND FOR PROPOSAL 3.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              If a corporation, please sign in full
                              corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              DATED:____________________, 1999


                              ___________________________________________
                              Signature

                              ___________________________________________
                              Signature if held jointly